                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                 ----------


                                  FORM 8-K/A


                                CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported) JUNE 15, 2000




                           CHEROKEE INTERNATIONAL, LLC
               (Exact Name of Registrant as Specified in Charter)


         CALIFORNIA                   333-82713                33-0696451
-------------------------------      ------------          -------------------
(State or Other Jurisdiction of      (Commission           (I.R.S. Employer
       Incorporation)                File Number)          Identification No.)




  2841 DOW AVENUE, TUSTIN, CALIFORNIA                             92780
----------------------------------------                        ----------
(Address of Principal Executive Offices)                        (Zip Code)


Registrant's telephone number, including area code     (714) 544-6665
                                                      ----------------

This Current Report on Form 8-K/A amends the Current Report on Form 8-K of Cherokee International, LLC (the "Company") dated June 15, 2000, filed in connection with the completion of the Company's acquisition of Industrial and Telecommunication Systems and related entities ("ITS"). This Amendment provides the financial statements of ITS and the unaudited pro forma financial information required in accordance with Item 7 of the General Instructions for the Current Report on Form 8-K.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

    The following financial statements and pro forma financial information are filed as part of this report:

(a)     FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

    Consolidated balance sheets of Industrial and Telecommunication Systems S.C.A. as of December 31, 1999 and 1998, and the related consolidated statements of operations, shareholders' equity and cash flows for the years then ended.

(b)     PRO FORMA FINANCIAL INFORMATION.

    Unaudited pro forma combined statements of operations for the year ended December 31, 1999 and for the six months ended June 30, 2000 and explanatory notes.

                          INDEPENDENT AUDITORS' REPORT



To the Members of
Cherokee International, LLC
Tustin, California, USA

We have audited the accompanying consolidated balance sheets of Industrial and Telecommunication Systems S.C.A. and subsidiaries (the Company), a subsidiary wholly owned together by Panta Electronics B.V. and Panta Electronics Holdings B.V., as of December 31, 1999 and 1998, and the related consolidated statements of operations, shareholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company and its subsidiaries as of December 31, 1999 and 1998, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.


August 22, 2000
/s/ Deloitte & Touche
Brussels, Belgium

                INDUSTRIAL AND TELECOMMUNICATION SYSTEMS S.C.A.
                                AND SUBSIDIARIES

                           Consolidated Balance Sheets
                     (in thousands of USD, except share data)


                                                                                   DECEMBER 31,
                                                                                1999          1998
                                                                                ----          ----
 ASSETS
 CURRENT ASSETS:
 Cash and cash equivalents ..............................................    $  1,762         $  3,467
 Accounts receivable, net of allowance for doubtful accounts
         of $32 in 1999 and $25 in 1998..................................       9,240            9,247
 Inventories, net .......................................................      10,117            9,119
 Prepaid expenses and other current assets ..............................         371              399
                                                                                  ---              ---
         Total current assets ...........................................      21,490           22,232
 PROPERTY AND EQUIPMENT, net  ...........................................       7,066            8,323
 GOODWILL, net of accumulated amortization of $649 in
         1999 and $333 in 1998 ..........................................       3,930            4,905
                                                                                -----            -----
 Total assets ...........................................................    $ 32,486         $ 35,460
                                                                              =======          =======

 LIABILITIES AND SHAREHOLDERS' EQUITY
 CURRENT LIABILITIES:
 Accounts payable .......................................................    $  9,190         $  5,844
 Accounts payable to shareholders .......................................         298              167
 Accrued liabilities ....................................................       1,241            1,737
 Accrued compensation and benefits ......................................       3,082            3,877
 Accrued interest payable ...............................................         922              732
 Accrued restructuring costs ............................................       1,400                -
 Deferred tax liability .................................................           -              124
 Revolving straight loan ................................................       1,304                -
 Current portion of long-term debt payable to Panta......................       5,670           13,284
                                                                                -----           ------
         Total current liabilities ......................................      23,107           25,765
 LONG-TERM DEBT PAYABLE TO PANTA, net of current portion ................       3,336            3,867
 ACCRUED RESTRUCTURING COSTS ............................................       1,440                -
 LONG-TERM LIABILITIES FOR EMPLOYEE BENEFITS ............................       2,701            3,487
 COMMITMENTS  AND CONTINGENCIES (Note 8)
 SHAREHOLDERS' EQUITY:
 Common stock at $25 par value, 219,067 and 74,067 shares
         issued and outstanding in 1999 and 1998,
         respectively ...................................................       5,565            1,946
 Retained earnings (deficit) ............................................      (3,715)             195
 Accumulated other comprehensive income .................................          52              200
                                                                                   --              ---
 Total shareholders' equity                                                     1,902            2,341

                                                                               ------           ------
 Total liabilities and shareholders' equity .............................    $ 32,486         $ 35,460
                                                                              =======          =======



                  The accompanying notes are an integral part of
                    these consolidated financial statements.

                INDUSTRIAL AND TELECOMMUNICATION SYSTEMS S.C.A.
                                AND SUBSIDIARIES

                      Consolidated Statements of Operations
                             (in thousands of USD)


                                                                                       YEARS ENDED
                                                                                       DECEMBER 31,
                                                                                  1999                1998
                                                                                  ----                ----
    NET SALES................................................                  $49,270             $47,527
    COST OF SALES............................................                   33,390              30,061
                                                                               -------             -------

    GROSS PROFIT.............................................                   15,880              17,466
    OPERATING EXPENSE:
    Engineering and development..............................                    2,953               2,584
    Selling and marketing....................................                    3,037               3,144
    General and administrative...............................                    8,768              10,380
    Restructuring charges ...................................                    4,324                   -
                                                                               -------             -------
              Total operating expenses.......................                   19,082              16,108
                                                                               -------             -------
    OPERATING INCOME (LOSS)  ................................                   (3,202)              1,358
    OTHER INCOME (EXPENSE):
    Interest expense.........................................                     (993)             (1,122)
    Other income, net .......................................                      173                  77
                                                                               -------             -------
              Total other expense, net.......................                     (820)             (1,045)
                                                                               -------             -------
    INCOME (LOSS) BEFORE INCOME TAXES........................                   (4,022)                313
    INCOME TAX PROVISION (BENEFIT)...........................                     (112)                118
                                                                               -------             -------
    NET INCOME (LOSS)........................................                  $(3,910)            $   195
                                                                               ========            =======







                 The accompanying notes are an integral part of
                    these consolidated financial statements.

                INDUSTRIAL AND TELECOMMUNICATION SYSTEMS S.C.A.
                                AND SUBSIDIARIES

                 Consolidated Statements of Shareholders' Equity
                    (in thousands of USD, except share data)


                                                                                      Accumulated
                                                                           Retained      Other                    Total
                                                       Common Stock        Earnings   Comprehensive          Comprehensive
                                                   shares        amount    (deficit)     Income       Total   Income (loss)
                                                   ------        ------     ------     ----------     -----   ------------
BALANCE AT JANUARY 1, 1998                         2,500          $68         $-           $-          $68         $-
-    Issuance of 71,567 shares, January
     18, 1998, net of issuance costs              71,567        1,878          -            -        1,878          -

-    Net income                                       -            -          195           -          195         195
-    Foreign currency translation                     -            -           -           200         200         200
                                                 -------       ------     -------         ----      ------        ----

BALANCE AT DECEMBER 31, 1998                      74,067        1,946         195          200       2,341       $ 395
                                                                                                                  ====

-    Issuance of 145,000 shares, in
     exchange for extinguishment of debt,
     December 17, 1999, net of issuance costs    145,000        3,619          -            -        3,619        $ -
-    Net loss                                         -            -       (3,910)          -       (3,910)     (3,910)
-    Foreign currency translation                     -            -           -          (148)       (148)       (148)
                                                 -------       ------     -------         ----      ------        ----
BALANCE AT DECEMBER 31, 1999                     219,067       $5,565     $(3,715)        $ 52      $1,902     $(4,058)
                                                 =======       ======     ========        ====      ======     =======






                  The accompanying notes are an integral part of
                    these consolidated financial statements.

                INDUSTRIAL AND TELECOMMUNICATION SYSTEMS S.C.A.
                                AND SUBSIDIARIES
                      Consolidated Statements of Cash Flows
                              (in thousands of USD)

                                                                                    YEARS ENDED
                                                                                    DECEMBER 31,
                                                                               1999                1998
                                                                               ----                ----
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss) ...............................................          $ (3,910)               $    195
Adjustments to reconcile net income (loss) to net cash
    provided by operating activities:
    Depreciation and amortization ...............................             1,225                   1,074
    Deferred tax provision (benefit) ............................              (112)                    118
       Net change in operating assets and liabilities, net of
       assets acquired:
    Accounts receivable, net ....................................            (1,327)                 (2,705)
    Inventories, net ............................................            (2,366)                   (429)
    Prepaid expenses and other current assets ...................               (28)                     80
    Accounts payable ............................................             4,363                   1,197
    Accounts payable related to shareholders ....................               162                     159
    Accrued liabilities .........................................              (270)                   (124)
    Accrued compensation and benefits ...........................              (277)                  1,780
    Accrued interest payable ....................................               305                     696
    Accrued restructuring costs .................................             2,986                       -
    Long-term liabilities for employee benefits .................              (323)                    363
                                                                               ----                 -------

    Net cash provided by operating activities ...................               428                   2,404
                                                                               ----                 -------
CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to property and equipment .............................              (788)                 (1,407)
Acquisition of PITS, net of cash acquired .......................                 -                 (16,883)
Proceeds from sale of land ......................................                 -                     851
                                                                               ----                 -------
         Net cash used in investing activities ..................              (788)                (17,439)
                                                                               ----                 -------
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings on debt to parent ....................................               240                  18,095
Payments on debt to parent ......................................            (2,463)                 (1,766)
Borrowings on revolving straight loan ...........................             1,312                       -
Payments on revolving straight loan .............................                 -                       -
Proceeds from issuance of common shares, net of costs ...........                 -                   1,999
Cost of conversion from debt to equity ..........................               (21)                      -
                                                                               ----                 -------

Net cash (used in) provided by financing activities .............              (932)                 18,328
                                                                              -----                  ------

Cash effect of exchange rate changes ............................              (413)                    174
                                                                               ----                    ----

NET INCREASE (DECREASE) IN CASH AND CASH
EQUIVALENTS .....................................................            (1,705)                  3,467
CASH AND CASH EQUIVALENTS, beginning of period...................             3,467                       -

                                                                           --------                 -------
CASH AND CASH EQUIVALENTS, end of period ........................          $  1,762                $  3,467
                                                                            =======                 =======



SUPPLEMENTAL INFORMATION
    Cash paid during the year for interest.......................            $  660                      $338
    Income taxes paid............................................                 -                         -

NON CASH TRANSACTIONS:
    Conversion of debt to equity.................................            $3,619                         -



DISCLOSURE OF NON-CASH FINANCING AND
INVESTING ACTIVITIES.

On January 1, 1998, the Company acquired a business in a transaction summarized as follows:

Fair value of assets acquired                        $  22,886
Goodwill                                                 5,004
Cash paid, net of cash acquired                        (16,883)
                                                     ----------

Liabilities assumed                                  $  11,007
                                                      ========






                 The accompanying notes are an integral part of
                     these consolidated financial statements

                INDUSTRIAL AND TELECOMMUNICATION SYSTEMS S.C.A.
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements
                    (in thousands of USD, except share data)


1.       GENERAL

a.       INCORPORATION

Industrial and Telecommunication Systems, S.C.A. and subsidiaries ("ITS" or the "Company") was incorporated on December 23, 1997 as a Belgian company, subject to the Belgian legislation and reporting requirements of Belgian Generally Accepted Accounting Principles. The Company's principal operations are located in Wavre, Belgium. On June 15, 2000, 100% of the outstanding shares of ITS were purchased by Cherokee International LLC. See Note 13 for further information. Prior to the acquisition by Cherokee International LLC, Panta Electronics B.V. and Panta Electronics Holding B.V. (jointly the "Parent" or "Panta") held a combined 99.9% ownership of the share capital in ITS. Industrial and Telecommunication Systems Sprl held the remaining 0.1% of the share capital. After the acquisition described below, principal operations commenced on January 23, 1998.

b.       ACQUISITIONS

On January 23, 1998, ITS and Philips Industrial and Telecommunication Systems S.A. ("PITS") entered into an asset purchase agreement whereby ITS purchased certain assets of $22,886 and assumed certain liabilities of $11,007 of PITS for a total cash payment of $16,883. The acquisition was accounted for under the purchase method of accounting. Costs were allocated to the net assets acquired based on management's estimate of the fair value of the acquired assets and liabilities at the effective date of the acquisition which was January 1, 1998. The excess of purchase price paid over the fair value of net assets acquired has been recorded as goodwill (Note 4). Goodwill is amortized over 15 years.

c.       LINE OF BUSINESS

The Company designs and manufactures sophisticated, custom-designed power supplies for original equipment manufacturers (OEMs) of telecommunications systems, Internet infrastructure, and medical and industrial applications. Products include rectifiers for outdoor base stations for PCN networks and central exchange telecom systems, DC/DC converters for wireless base stations, and energy systems used to power fiber optic networks.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION The consolidated financial statements include the financial statements of ITS and its wholly owned subsidiaries. All intercompany accounts and transactions have been eliminated.

The financial statements for 1998 represent the operations of the acquired PITS business from January 1, 1998, the effective date of the acquisition.

The accompanying consolidated financial statements are presented in accordance with accounting principles generally accepted in the United States of America (US GAAP) and are presented in thousands of US Dollars (USD). These principles differ from the statutory financial statements of the Company, which are presented in accordance with Belgian generally accepted accounting principles (Belgian GAAP).

GOING CONCERN The financial statements have been prepared assuming that the Company is a going concern. The Company has incurred a net loss for 1999 of $ 3,910 and net income in 1998 of $ 195, respectively. The loss for the year 1999 includes provisions for restructuring in amount of $ 4,324.

During 1999 Panta agreed to contribute $ 3,619 to the capital of the Company through the issuance of shares, in exchange for extinguishment of debt. Panta has also confirmed to the directors that, while the Company remains a subsidiary, it will not require repayment of loans provided to the Company and it will continue to support the Company by ensuring that sufficient funds are available to meet its working capital needs. This parent company support covers the period until the shareholders general meeting in 2001.

In view of the above, it is the opinion of the Company's management and directors that the Company will be able to meet its obligations and continue as a going concern for the foreseeable future.

TRANSLATION OF FOREIGN CURRENCIES The functional currency of the Company is the Belgian Franc. Assets and liabilities denominated in other than the Belgian Franc are translated into Belgian Francs at the exchange rate on the balance sheet date and revenues, costs and expenses are translated using the exchange rate at the transaction date. Resulting transaction gains and losses are included in operations. The accompanying financial statements are presented in the Company's reporting currency of the U.S. dollar. Assets and liabilities of the Company, which are denominated in Belgian Francs, are translated into U.S. dollars at the exchange rate on the balance sheet date, and revenues, costs and expenses are translated at the weighted average exchange rate during the year. Resulting translation adjustments are reflected in other comprehensive income in accordance with Statement of Financial Accounting Standards (SFAS) No. 52, Foreign Currency Translation.

FAIR VALUE OF FINANCIAL INSTRUMENTS Pursuant to SFAS No. 107, DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS, the Company is required to disclose the fair value of all financial instruments included on its consolidated balance sheets. The Company considers the carrying value of such amounts in the financial statements to approximate their fair value due to (1) the relatively short period of time between origination of the instruments and their expected realization, (2) interest rates which approximate current market rates, or (3) the overall immateriality of the amounts.

ACCOUNTING FOR PENSION PLANS In 1998, the Company adopted SFAS No. 132, EMPLOYERS' DISCLOSURE ABOUT PENSIONS AND OTHER POST-RETIREMENT BENEFITS. SFAS No. 132 expands required disclosure about pensions and other postretirement benefits. Adoption of this statement had no impact on the consolidated financial position or the results of operations of the Company.


EMPLOYEE BENEFITS The Company provides a defined contribution plan for all salaried employees and key managers for which the amount contributed is determined as a percentage of the employees' salaries and is expensed in the year in which the related service is provided. The plan is partly financed by the Company and partly by the plan members. The Company also provides a defined benefit pension plan for all employees. The funds are valued each year by professionally qualified independent actuaries. The obligation and costs of pension benefits are determined using a projected unit credit method, whereby each unit is measured separately to build up the final obligation. Past service costs are recognized on a straight-line basis over the average period until the amended benefits become vested. Gains or losses on the curtailment or settlement of pension benefits are recognized when the curtailment or settlement occurs. Actuarial gains or losses are amortized based on the expected average remaining working lives of the employees. The pension obligation is measured at the present value of estimated future cash flows using a discount rate that is similar to the interest rate on government bonds where the currency and terms of the government bonds are consistent with the currency and estimated terms of the defined benefit obligation.

CASH AND CASH EQUIVALENTS For presentation purposes in the consolidated financial statements, all highly liquid debt instruments purchased with an original maturity date of three months or less are considered to be cash equivalents. Cash equivalents are carried at cost, which approximates fair market value.

INVENTORIES Inventories are valued at the lower of cost (first-in, first-out) or market. Inventory costs include cost of material, labor, and manufacturing overhead and consist of the following at December 31:

                                         1999                    1998
                                         ----                    ----
Raw material                          $ 5,544                 $ 4,273
Work-in-process                         3,141                   3,680
Finished goods                          1,919                   1,915

Reserve for obsolescence                 (487)                   (749)
                                        -----                   -----
                                     $ 10,117                 $ 9,119
                                     ========                 =======


PROPERTY AND EQUIPMENT Depreciation and amortization of property and equipment are provided using the straight-line method over the following estimated useful lives:

Buildings and improvements                           20 years
Machinery and equipment                               6 years
Office equipment and furniture                        3 years
Leasehold improvements                               10 years

The Company accounts for the impairment and disposition of long-lived assets in accordance with SFAS No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND LONG-LIVED ASSETS TO BE DISPOSED OF. In accordance with SFAS No. 121, long-lived assets to be held are reviewed for events or changes in circumstances which indicate that their carrying value may not be recoverable. Based on management's estimates, there was no impairment of the value of such assets for the years ended December 31, 1999 and 1998.

ACCRUED LIABILITIES Certain engineering and development activities of the Company are partly financed through grants from the Walloon Region. Advances received are recorded as accrued liabilities at the time of grant totaling
$ 942 and $ 1,056 at December 31, 1999 and 1998, respectively. The grants are repayable to the Walloon Region unless production and commercialization of the related products are discontinued. In the event a product is discontinued, the liability relating to the grant is recognized as income in that period. Management of the Company has no intention to discontinue the production and commercialization of the products related to the grants as of December 31, 1999.

INCOME TAXES The Company accounts for income taxes in accordance with SFAS
No. 109, ACCOUNTING FOR INCOME TAXES. In accordance with SFAS No. 109, deferred tax assets and liabilities are recorded for the estimated future tax effects of temporary differences between the carrying value of assets and liabilities for financial reporting and their tax basis, and carry-forwards to the extent they are realizable. A deferred tax provision or benefit results from the net change in deferred tax assets and liabilities during the year. A deferred tax valuation allowance is recorded if it is more likely than not that all or a portion of the recorded deferred tax assets will not be realized.

REVENUE RECOGNITION Revenues from product sales are recognized upon shipment of the products to customers.

CREDIT AND EXCHANGE RATE RISK The Company performs ongoing credit evaluations of its customers and generally does not require collateral. The Company maintains reserves for estimated credit losses. The foreign currency exchange rate exposure on the related accounts receivable is limited due to the fact that the primary customers are in European countries, where the exchange rates between certain of these countries are fixed.

COMPREHENSIVE INCOME Comprehensive income is defined as all changes in a company's net assets except changes resulting from transactions with shareholders. It differs from net income in that certain items currently recorded through equity are included in comprehensive income (loss).

NEW ACCOUNTING PRONOUNCEMENT In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES, which the Company is required to adopt effective in its fiscal year 2001. SFAS 133 will require the Company to record all derivatives on the balance sheet at fair value. The Company has not completed its evaluation of the effect of adopting SFAS No. 133.

In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin 101, Revenue Recognition ("SAB 101"). SAB 101 summarizes certain of the SEC staff's views in applying generally accepted accounting principles in the United States of America to selected revenue recognition issues in financial statements. Implementation of SAB 101, which was delayed by the issuance of SAB 101A on March 27, 2000 and SAB 101B on June 26, 2000, is required by the fourth quarter of 2000. The Company is currently in the process of evaluating the impact, if any, SAB 101 will have on its consolidated financial position or results of operations.

USE OF ESTIMATES The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the amounts of revenues and expenses during the reporting period. Actual results could differ from such estimates.


3. PROPERTY AND EQUIPMENT

Property and equipment consist of the following at December 31:

                                                            1999         1998
                                                            ----         ----
Land, building and improvements                          $ 5,349      $ 5,921
Machinery and equipment                                    3,045        2,841
Office equipment and furniture                               393          279
Leasehold improvements                                       280          600
                                                             ---          ---
                                                           9,067        9,641
Less accumulated depreciation and amortization            (2,001)      (1,318)
                                                         -------      -------
                                                         $ 7,066      $ 8,323
                                                         =======      =======

Depreciation expense for the year ended December 31, 1999 and 1998 was $ 909 and $741 respectively.

4. GOODWILL

On January 23, 1998, the Company acquired certain assets and assumed certain liabilities related to the PITS business from Philips for a total cash payment of $16,883. The acquisition was accounted for under the purchase method of accounting. The excess of purchase price paid over the fair market value of net tangible assets acquired in the amount of $ 5,004 was recorded as goodwill. Goodwill is amortized on a straight-line basis with an estimated useful life of 15 years. Amortization expense for the years ended December 31, 1999 and 1998 was $ 317 and $ 333, respectively. The Company periodically evaluates the recoverability of goodwill based on an undiscounted profitability analysis related to the acquired product sales. Based on this analysis, no impairment was identified at December 31, 1999 and 1998.

5. DEBT

Long-term debt consists of the following at December 31:
                                                          1999         1998
                                                          ----         ----
-    Senior debt from Panta, bearing interest
     at 8%, principal and interest payable
     on January 23, 2006                               $ 3,336      $ 3,867
-    Working capital loan from Panta, bearing
     interest at 6.5%, due on demand                     5,670       13,284
                                                         -----       ------
                                                         9,006       17,151

Less current portion of long term debt                  (5,670)     (13,284)
                                                       -------     --------


Total long-term debt                                   $ 3,336      $ 3,867
                                                       =======      =======


As of December 31, 1999, maturities of long-term debt are as follows:

                 Year ending December 31
                                    2000           $ 5,670
                                    2001                 -
                                    2002                 -
                                    2003                 -
                                    2004                 -
                              Thereafter             3,336
                                                     -----
                                                   $ 9,006
                                                   =======

The amounts due to Panta are denominated in Dutch Guilders and are not collateralized. The revolving straight loan from a Belgian bank, BBL, is denominated in Belgian Francs and is collateralized by a pledge in second rank over accounts receivable and guaranteed by a support letter from the Parent company.

The revolving straight loan of $1,304 at December 31, 1999 is due on demand and bears interest based on variable market rates (4.2% at December 31, 1999) and requires the Company to maintain a certain specific net assets ratio. The Company is in compliance with all loan requirements as of December 31, 1999.

Interest expense for the years ended December 31, 1999 and 1998 was $993 and $1,122 respectively.

During 1999, the Company converted $ 3,619 of the working capital loan into share capital, net of issuance costs. Management estimates that the face value of the debt was equal to the issuance price of the shares issued on the date of exchange.

6. RELATED PARTIES

Pursuant to a "Services Agreement" dated March 10, 1998, Panta Electronics Holdings B.V. provides certain advice and assistance to the Company in relation to business planning and budgeting, development and execution of commercial and marketing strategies, treasury and cash management, accounting, financing, insurance, taxation, legal, information technology and human resources. Management fees related to these services were $ 522 in both 1999 and 1998, respectively.

In December 1999, Panta sold certain assets and liabilities of its subsidiaries at book value to Mitra Power Systems Sprl, Mitra Power Systems GmbH, and Mitra Power Systems BV, which are 100 % owned by ITS. The subsidiaries perform sales functions in France, Germany and The Netherlands.

In the fourth quarter of 1999, Panta sold certain assets and liabilities related to certain of these sales organizations to subsidiaries wholly owned by ITS, and the related agency agreements were terminated.

7. EMPLOYEE BENEFITS

Long-term liabilities for employee benefits as of December 31, 1999 and 1998 consist of the following:

                                                1999              1998
                                                ----              ----
            Retirement plans                  $ 1,646           $ 1,683
            Long service award                  1,055             1,804
                                                -----             -----
                                              $ 2,701           $ 3,487
                                               ======             =====


a)       RETIREMENT PLANS

The Company has three different pension plans in place:

1. A combination of a defined contribution plan with a defined pension and death benefit plan, insured through group insurance with an external insurance company, for certain levels of staff and management with a contract of indefinite duration and who are subject to the social security system in Belgium.

     The benefits upon retirement are based on the number of years of service (with a ceiling of 40 years) and on the level of annual compensation. Upon leaving the Company before retirement, the employee is entitled to the accrued benefits. The accrued benefits are financed by the defined contribution plan and are immediately 100 % vested. The plan also includes death benefits for married employees or single employees with dependant children.

     This plan is partly financed by the employee and partly by the employer. The employee pays a personal contribution equal to 1% of pensionable salary limited to the salary ceiling plus 8% of pensionable salary above the ceiling. The employer pays a contribution of 1% of the pensionable salary limited to the salary ceiling and 8% of the pensionable salary above the salary ceiling. If necessary, the employer will finance the remainder of the plan cost and the excess return above the guaranteed insurance return (4.5% before January 1, 1999 and 3.25% after January 1,
     1999) in the form of profit sharing granted on the employee and employer financed reserves is used to finance the benefits.

2. An additional defined contribution plan was established on January 1, 1998 for all salaried employees and certain levels of staff and management with a contract of indefinite duration who are subject to the social security system in Belgium. The plan is partially insured through group insurance with an external insurance company. In case of death or retirement of the employee, the balance of the savings account is paid. The employer pays a monthly contribution equal to 0.6 % of pensionable salary, the employee pays a personal contribution of 0.2 % of pensionable salary.

3. A further additional defined contribution plan insured through group insurance with an external insurance company for all members of management. This plan is completely financed by the Company. The employer pays an annual contribution equal to 8.5% of pensionable salary. There are no employee contributions under this plan.

The amounts expensed for the employer's portion of the two defined contribution plans described above were approximately $70 and $62 in 1999 and 1998, respectively.

The following represents the amounts related to the defined benefit plan described above:

                                                           1999                     1998
                                                           ----                     ----
CHANGE IN BENEFIT OBLIGATION:
        Benefit obligation, beginning of year                 $ 5,141                 $  3,974
        Effect of exchange rate changes                          (661)                     329
        Service cost                                              314                      271
        Interest cost                                             210                      222
        Actuarial (gain) loss                                    (655)                     381
        Benefits paid                                            (733)                     (36)

                                                      ----------------         ----------------
        Benefit obligation, end of year                       $ 3,616                $   5,141
                                                      ================         ================

CHANGE IN PLAN ASSETS:
        Fair value of plan assets, beginning of year           $3,028                   $2,592
        Effect of exchange rate changes                          (392)                     202
        Actual return on plan assets                              120                      112
        Employer contribution                                      89                       79
        Plan participants' contributions                           89                       79
        Benefits paid                                            (733)                     (36)
                                                      ----------------         ----------------
        Fair value of plan assets, end of year                $ 2,201                $   3,028
                                                      ================         ================

        Funded (unfunded) status                              $(1,415)               $  (2,113)
        Unrecognized net actuarial (loss) gain                   (231)                     430

                                                      ----------------         ----------------
        Accrued pension liability                            $ (1,646)               $  (1,683)
                                                      ================         ================

COMPONENTS OF NET PERIODIC BENEFIT COST:
       Service cost                                          $    314                $     271
       Interest cost                                              210                      222
       Expected return on plan assets                            (142)                    (141)
       Employee contributions                                     (89)                     (79)

                                                      ----------------         ----------------
       Net periodic benefit cost                             $    293                $     273
                                                      ================         ================

The weighted average discount rate and rate of increase in future compensation levels used in determining the actuarial present value of the projected benefit obligations were 6.0% and 3.5%, respectively, in 1999 and 4.5% and 3.5%, respectively, in 1998. The expected long-term rate of return on assets was 5.5% and 5.0% in 1999 and 1998, respectively.

b)       LONG SERVICE AWARD

The Company provides a lump-sum payment to its employees and workers at the time they have a seniority of 25 years at the Company and increases the premium when they have 40 years of seniority. The Company accrues the net present value of the expected amount to be paid under this arrangement, pro rata the number of years of seniority since date of employment and taking into account expected personnel rotation numbers and annual salary increases. The Company starts to accrue for the "40 year seniority" premium when the employee or worker has received the "25 year seniority" premium.


The premiums amount to one (after 25 years) and two (after 40 years) months of gross salary, paid as a net salary. An average gross-up multiplier is used to calculate the gross employer's cost of the premium.

8. COMMITMENTS AND CONTINGENCIES

The Company leases certain equipment under non-cancelable operating leases for an aggregate monthly rental of approximately $ 12. These leases expire at various dates through 2002. Rental expense for the year ended December 31, 1999 and 1998 totaled approximately $ 104 and $ 11 respectively.

A summary of lease commitments is as follows:

      For the year ending
          December 31:

              2000                           $   146
              2001                               133
              2002                                41
                                                 ---
     Total minimum lease payments            $   320
                                             =======

Certain debts of Panta group companies against an external bank (Deutsche Bank) are collateralized by (1) an irrevocable right of the beneficiary to take a mortgage on the land and buildings of ITS, in amount of $ 6,027, and (2) a pledge on the business of ITS in amount of $ 12,708.

As at December 31, 1999 the Company had commitments to buy capital equipment of approximately $73.

Under a certain grant from the Walloon region, the Company has a commitment to reimburse an amount equal to 5 % of annual sales of the related products discovered and developed with the grant funding up to a maximum of $297. In the case the Company stops the production and commercialization of the related products, the commitment to reimburse the grant stops. The annual reimbursements are recorded as a charge in the statement of operation when the amount is known.

9. BUSINESS RESTRUCTURING CHARGES

During the first quarter of 1999, the Company approved a restructuring plan, which involved the termination of 55 employees. Total estimated costs of the plan were $4,324 and are included as restructuring charges in 1999. The provision recorded is for indemnity pay and pre-retirement pay associated with the termination of the identified employees.

Actual payments made in 1999 were $ 1,484. Accrued restructuring costs at December 31, 1999 were $2,840, of which approximately $1,400 will be payable in 2000 and the remaining balance is payable from 2001 to 2010 pursuant to pre-pension agreements with the terminated employees.

10. CONCENTRATION OF SALES

For the years ended December 31, 1999 and 1998, two customers in each year individually represented 25% and 19% of net sales and 37% and 16% of accounts receivable in 1999 and 17% and 16% of net sales and 21% and 12% of accounts receivable in 1998. Although not anticipated, a decision by a major customer to decrease the amount purchased from the Company or to cease purchasing the Company's products could have a material adverse affect on the Company's financial position and results of operations.

For the years ended December 31, 1999 and 1998, net sales by region were as follows :

                                       YEARS ENDED DECEMBER 31,
                                      -------------------------
                                      1999                1998
                                      ----                ----
France                              $14,612             $12,139
Germany                              12,100              11,895
Netherlands                          10,991              11,025
Belgium                               4,279               5,719
Other                                 7,288               6,749
                                    -------             -------
              Total                 $49,270             $47,527
                                    =======             =======

Substantially all of the Company's long-lived assets were located in Belgium as of December 31, 1999 and 1998, respectively.

11.      INCOME TAXES


A summary of income tax provision (benefit) for the years ended December 31:

                                        1999              1998
                                        ----              ----
DEFERRED
Statutory                             $1,452              $118
Change in Valuation Allowance         (1,564)                -
                                      ------              ----
Income tax provision (benefit)        $ (112)             $118
                                      ======              ====


The net deferred tax asset (liability) consisted of the following as of December 31:

                                        1999              1998
                                        ----              ----
Net operating loss carryforwards      $  990              $360
Employee benefit accruals                (46)              (42)
Inventories                              480              (338)
Property and equipment                    26               (88)
Accrued restructuring costs              122                 -
Goodwill                                (177)             (205)
Other                                     91               189


Valuation allowance                   (1,486)                -
                                      ------             -----
Net deferred tax asset (liability)    $    -             $(124)
                                      ======             =====

As of December 31, 1999, the Company had net operating loss carry-forwards of approximately $3,200 available to reduce future corporate income taxes, if any. These carry-forwards can be offset against future income for an indefinite period.

The effective tax rate differs from the Belgian statutory tax rate of 40.17% in 1999 because of the valuation allowance.

12.      SHAREHOLDERS' EQUITY

The share capital of the Company is fully paid in and is represented by 219,067 ordinary register shares, with a par value of $25 each. Each share is entitled to one vote.

The Company has never declared or paid dividends on its shares and does not anticipate paying any dividends in the foreseeable future. Under Belgian Law, the Company is required to set aside at least 5% of its net profits during each financial year and contribute such sum to the statutory reserve until such reserve has reached an amount equal to 10% of the Company's share capital. As of December 31, 1999, there were no profits available for distribution under Belgian Law.

In the event of a dissolution of the Company, the assets and the proceeds from the sale of the assets remaining after payment of all debts, liquidation expenses and preferences, and taxes are to be distributed among the shareholders on a pro rata basis to their shareholding, after deduction of any amounts that are still to be paid up with regard to their shares.

On December 23, 1997 (the incorporation date of the Company), 2500 common shares were issued for an amount of $68, net of issuance costs. On January 18, 1998, 71,567 common shares were issued for an amount of $ 1,878, net of issuance costs, which were utilized to fund the acquisition of the PITS business from Philips. On December 17, 1999, 145,000 common shares were issued to Parent, in exchange for extinguishment of debt, for an amount of $3,619, net of issuance costs.

13.      SUBSEQUENT EVENTS

On June 15, 2000, Cherokee International LLC, a leading manufacturer of power supplies based in Tustin, California, acquired all the outstanding shares of the Company from Panta pursuant to a stock purchase agreement and paid certain intercompany debt.

As a result of this transaction, the collaterals and guarantees provided to Deutsche Bank described in Note 8 have been canceled. Also, the credit facilities with BBL (see Note 5) are now collateralized by a first ranking pledge over receivables of the Company.

              UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

     The unaudited pro forma combined statements of operations for the year ended December 31, 1999 and six months ended June 30, 2000 give effect to the acquisition of ITS by Cherokee International LLC ("Cherokee") as if it had occurred at the beginning of the period presented. No adjustments have been included in the pro forma amounts for any anticipated cost savings or other synergies.

     The unaudited pro forma combined statements of operations are based on available information and on certain assumptions and adjustments described in the accompanying notes which Cherokee believes are reasonable. The unaudited pro forma combined statements of operations are provided for informational purposes only and do not purport to present the results of operations of Cherokee had the transaction assumed therein occurred on or as of the date indicated, nor is it necessarily indicative of the results of operations which may be achieved in the future. The unaudited pro forma combined statements of operations and related notes should be read in conjunction with the consolidated financial statements of Cherokee filed on its Form 10-K and Form 10-Q and the consolidated financial statements of ITS including the notes thereto.

                CHEROKEE INTERNATIONAL, LLC AND SUBSIDIARIES

                  PRO FORMA COMBINED STATEMENT OF OPERATIONS
                        YEAR ENDED DECEMBER 31, 1999
                    (in thousands, except per share data)
                                (Unaudited)

                                          Historical(2)
                                   ---------------------------
                                       Cherokee                   Pro Forma     Pro Forma
                                   International, LLC    ITS    Adjustments     Combined
                                                                  (1) (3)
                                   ------------------  -------  --------------  ---------
NET SALES                               $121,458       $49,270                 $ 170,728
COST OF SALES                             77,593        33,390                   110,983
                                        --------       -------                   -------
GROSS PROFIT                              43,865        15,880                    59,745
OPERATING EXPENSES:
Engineering and development                4,118         2,953                     7,071
Selling and marketing                      2,609         3,037                     5,646
General and administrative                 3,872         8,768    $2,479          15,119(4)
Restructuring charges                          -         4,324                     4,324
Special bonus distribution                 5,330             -                     5,330
                                        --------       -------    -------        -------
   Total operating expenses               15,929        19,082     2,479          37,490
                                        --------       -------    -------        -------
OPERATING INCOME (LOSS)                   27,936        (3,202)   (2,479)         22,255

OTHER INCOME (EXPENSE):
Interest expense                         (10,675)         (993)     (727)        (12,395)(5)(6)
Other income (expense)                      (709)          173                      (536)
                                        --------       -------    -------        -------
   Total other (expense) income          (11,384)         (820)     (727)        (12,931)
                                        --------       -------    -------        -------
PRE-TAX INCOME (LOSS)                     16,552        (4,022)   (3,206)          9,324
Income tax benefit                             -          (112)                     (112)
                                        --------       -------    -------        -------
Net income (loss)                       $ 16,552       $(3,910)  $(3,206)        $ 9,436
                                        ========       =======    =======        =======
NET INCOME PER UNIT

  Basic                                 $   0.55                                 $  0.26
                                        ========                                 =======
  Diluted                               $   0.55                                 $  0.26
                                        ========                                 =======

WEIGHTED AVERAGE UNITS OUTSTANDING

  Basic                                   30,124                   5,996          36,120 (7)
                                        ========                  =======        =======
  Diluted                                 30,211                   5,996          36,207 (7)
                                        ========                  =======        =======

                            See accompanying notes.

                 CHEROKEE INTERNATIONAL, LLC AND SUBSIDIARIES

                  PRO FORMA COMBINED STATEMENT OF OPERATIONS
                        SIX MONTHS ENDED JUNE 30, 2000
                    (In thousands, except per share data)
                                 (Unaudited)

                                             Historical(2)
                                      ---------------------------
                                           Cherokee                     Pro Forma       Pro Forma
                                      International, LLC    ITS       Adjustments       Combined
                                                                        (1) (3)
                                      ------------------  -------     --------------    ---------
NET SALES                                    $54,096      $24,795                       $78,891
COST OF SALES                                 35,128       15,706                        50,834
                                             -------      -------       -------         -------
GROSS PROFIT                                  18,968        9,089                        28,057
OPERATING EXPENSES:
Engineering and development                    2,370        2,919                         5,289
Selling and marketing                          1,410        1,539                         2,949
General and administrative                     2,624        2,491       $ 1,249           6,364(4)
                                             -------      -------       -------        --------
   Total operating expenses                    6,404        6,949         1,249          14,602
                                             -------      -------       -------        --------
OPERATING INCOME                              12,564        2,140        (1,249)         13,455

OTHER INCOME (EXPENSE):
Interest expense                              (7,995)        (468)         (525)         (8,988)(5)(6)
Other income (expense)                           110           --                           110
                                             -------      -------       -------        --------
   Total other (expense) income               (7,885)        (468)         (525)         (8,878)
                                             -------      -------       -------        --------
NET INCOME                                   $ 4,679      $ 1,672       $(1,774)       $  4,577
                                             =======      =======       =======        ========

NET INCOME PER UNIT:

   Basic                                     $  0.15                                   $   0.13
                                             =======                                   ========
   Diluted                                   $  0.15                                   $   0.13
                                             =======                                   ========
WEIGHTED AVERAGE UNITS OUTSTANDING:
   Basic                                      30,954                      5,496          36,450 (7)
                                             =======                    =======        ========
   Diluted                                    31,210                      5,496          36,706 (7)
                                             =======                    =======        ========

                           See accompanying notes.

  NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATION


1. The accompanying unaudited pro forma combined statements of operations do not include any transition costs and expenses which are expected to be incurred in connection with integrating the operations of Cherokee and ITS. It is not feasible to determine the actual amount of these costs and expenses until the related operational and transitional plans are complete. Additionally, the pro forma combined statements of operations do not reflect any anticipated cost savings or other synergies that may be achieved by the combination.

2. These columns represent historical results of operations. Financial results for ITS relating to the period from June 16 to June 30, 2000 are included in Cherokee's results of operations for the six months ended June 30, 2000.

3. On June 15, 2000, Cherokee completed its acquisition of Industrial and Telecommunication Systems and related entities ("ITS"), one of Europe's leading designers and manufacturers of custom power supplies for OEM's primarily in the telecommunications industry. Cherokee paid approximately $43 million in cash, acquired net assets (excluding debt) at fair value of approximately $12 million, assumed debt of approximately $12 million, of which approximately $10 million was repaid at closing, and incurred costs of approximately $1 million. Cherokee recorded goodwill of approximately $42 million in the transaction, which is being amortized over 15 years. The unaudited pro forma combined results of operations for the year ended December 31, 1999 and for the six months ended June 30, 2000 give effect to the acquisition of ITS as if it had occurred at the beginning of the period presented.

4. Represents pro forma adjustment to record amortization of goodwill for the period presented, which relates to the ITS acquisition and assumes an amortization period of 15 years, and is net of a reversal of the amortization of goodwill as previously reflected in the historical ITS statements of operations.

5. Includes pro forma adjustment to record interest expense related to the assumed additional borrowings to finance the ITS acquisition. For the year ended December 31, 1999, the acquisition, including acquisition costs, is assumed to be financed with approximately $34 million of cash proceeds from the issuance and sale of new members' equity units of Cherokee, approximately $15 million of borrowings under Cherokee's existing bank credit agreement, as amended, and utilization of available cash.

     The pro forma adjustment to interest expense for the year ended
     December 31, 1999 was based on credit facility advances of approximately $15 million at an assumed interest rate of 10%, net of the effect of repaying approximately $10 million of ITS's debt at closing.

     For the six months ended June 30, 2000, the acquisition is assumed to have been financed as described above, except for an increase in available cash of approximately $2 million. The pro forma adjustment to interest expense for the six months ended June 30, 2000 was based on credit facility advances of approximately $13 million at an assumed interest rate of 10%, net of the effect of repaying approximately $10 million of ITS's debt at closing.

6. Includes pro forma adjustment to record a decrease in interest income earned on cash and short-term investments used to finance the acquisition, assuming an interest rate of 5.0% for the year ended December 31, 1999 and 6.0% for the six months ended June 30, 2000.

7. Represents pro forma adjustment to reflect the issuance and sale of new members' equity units in connection with financing the ITS acquisition.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

     Dated: August 28, 2000


                                       CHEROKEE INTERNATIONAL, LLC


                                       By: /s/ R. Van Ness Holland, Jr.
                                          -----------------------------
                                       Name: R. Van Ness Holland, Jr.
                                       Title: Chief Financial Officer